Exhibit 10.13

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material; (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material; and (iii) is the type that the registrant treats as private or confidential.

DATED THIS [19] DAY OF [MARCH] 2025

BETWEEN

GCL GLOBAL PTE LTD

AND

THE SELLERS NAMED IN COLUMN 1 OF SCHEDULE 1 OF THIS AGREEMENT

SHARE SALE AND PURCHASE AGREEMENT

i

THIS SHARE SALE AND PURCHASE AGREEMENT (this “Agreement”) is made on [19] of [March] 2025 between:

(1)	GCL GLOBAL PTE. LTD. (formerly known as Games Centrex Pte. Ltd., and prior thereto Ludus Asia Pte. Ltd.) (Company Registration No.: 202125922H), a company limited by shares incorporated in Singapore and having its registered office at 29 Tai Seng Avenue, #02-01, Singapore 534119 (the “Purchaser”); and

(2)	THE SELLERS NAMED IN COLUMN 1 OF SCHEDULE 1 HERETO (collectively the “Sellers”, each a “Seller”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)	Pursuant to the 2022 SPA (as defined below), the Purchaser acquired some of the shares of 2Game Digital Limited (the “Target Company”), a company incorporated in Hong Kong (Company Registration Number: 3151193) and having its registered office at Suite C 15/F Ritz Plaza, 122 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong.

(B)	As at the date of this Agreement, the Company has an issued and paid-up share capital of HKD10,000 comprising [10,000 ordinary shares] (“Shares”), collectively representing 100% of the total issued and paid-up share capital of the Company held by the Parties, with 51% being held by the Purchaser.

(C)	As at the date of this Agreement, the Sellers are the legal and beneficial owner of such number of Shares as set out in Clause 2.1, constituting an aggregate of [4,900 Shares], which represents approximately forty-nine percent (49%) of the issued and paid-up share capital of the Target Company.

(D)	The Sellers desires to sell the Sale Shares (as defined below) for the Consideration (as defined below) and the Purchaser wish to purchase the Sale Shares, on the terms and subject to the conditions set out in this Agreement and on the basis of the representations, warranties, undertakings and agreements set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1.	In this Agreement, unless the context otherwise requires:

“2022 SHA”	means the shareholders agreement dated 1 September 2022 entered into between the Purchaser, the Sellers and the Target Company;

“2022 SPA”	means the sale and purchase agreement dated 31 July 2022 entered into between the Purchaser and the Sellers (and as amended on 31 July 2022 and 17 October 2023);

“Approvals”	means approvals, permissions, consents, licences, permits, waivers and exemptions;

“Audited Accounts”	means the consolidated audited financial statements of the Target Company and its subsidiaries (including all notes and documents required by Law and prepared in accordance with the accounting standards, principles and practices generally accepted in the jurisdiction of its incorporation) for the financial year ended on the Audited Accounts Date;

“Audited Accounts Date”	means [31 March 2024];

“Authority”	means, to the extent it has jurisdiction in respect of the relevant matter, any judicial, legislative, executive, administrative, regulatory, supervisory any other governmental authority or body and “Authorities” shall be construed accordingly;

“Board”	means the board of directors of the Target Company;

“Business”	means the business of distributing and retail selling of game software and the operations of an e-commerce portal, www.2game.com;

“Business Day”	means a day on which the commercial banks in Singapore and Hong Kong are open for business (excluding Saturdays, Sundays and days which have been gazetted public holidays in Singapore and Hong Kong);

“Buy-Back Obligation”	has the meaning ascribed to it in Clause 9.2(a);
“Buy-Back Option”	has the meaning ascribed to it in Clause 9.2(b);

“Buy-Back Notice”	has the meaning ascribed to it in Clause 9.2(b);

“Buy-Back Price”	means the consideration calculated based on 106% of the Consideration;

“Buy-Back Shares”	has the meaning ascribed to it in Clause 9.2(a);

“Completion”	means the completion of the sale and purchase of the Sale Shares in accordance with the terms and conditions of this Agreement upon the fulfilment (or, as the case may be, waiver) of the last of the Conditions Precedent set out in Clause 3.1;

“Completion Date”	means [19 March 2025] or such other date as the Parties may agree in writing;

“Conditions Precedent”	has the meaning ascribed to it in Clause 3.1;

“Confidential Information”	has the meaning ascribed to it in Clause 12.1;

“Consideration”	has the meaning ascribed to it in Clause 4.1;

“Defaulting Party”	has the meaning ascribed to it in Clause 6;

“Encumbrance”	means any form of legal, equitable or security interests, including but not limited to any charge, claim, hypothecation, lien, mortgage, assignment of receivables, debenture, lien, charge, pledge, power of sale, title retention, security interest of any kind over and in respect of such asset, options, rights of pre-emption, first offer, first refusal, any preference arrangement (including title transfers and retention arrangements or otherwise) and any other encumbrance or condition whatsoever or any other arrangements having a similar effect and “Encumbrances” shall be construed accordingly;

“HKD”	means Hong Kong dollars, the lawful currency of Hong Kong Special Administrative Region of the People’s Republic of China; and

“Insolvency Proceedings”	means any form of liquidation, receivership, or scheme of arrangement with creditors, appointment of any provisional liquidator, petition for the appointment of a judicial manager, administrator, receiver, custodian, moratorium, interim or provisional supervision by the court or court appointee whether in the jurisdiction of the place of incorporation or in any other jurisdiction, whether in or out of court;

“Law”	means any applicable statute, act, code, law (including common law and equity), regulation, ordinance, legislation, decision, directive, decree, order, instrument, rule, policy or regulation and other legislative measures or decisions having the force of law, treaties, conventions, rules of common law and other laws of, or having effect in, any jurisdiction from time to time;

“Long Stop Date”	means [three (3)] Business Day before the Completion Date or such other date as the Parties may agree in writing;

“Management Accounts”	means the unaudited consolidated balance sheet made up to 28 February 2025 and the consolidated profit and loss account of the Target Company and its subsidiaries from the Audited Accounts Date to 28 February 2025;

“Non-Defaulting Party”	has the meaning ascribed to it in Clause 6;

“Outstanding Buy-Back Shares”	has the meaning ascribed to it in Clause 9.3(a);

“Purchaser’s Warranties”	means the representation and warranties and undertakings as set out in Clause 7;

“Replacement Seller”	has the meaning ascribed to it in Clause 9.3(b);

“Sale Shares”	means such number of ordinary shares of the Target Company constituting 10% of the issued and paid-up share capital of the Target Company, as set out in Clause 2.1;

“Sellers’ Warranties”	means the representation and warranties and undertakings as set out in Clause 8 and Schedule 2;

“Shares”	has the meaning ascribed to it in Recital (B);

“Surviving Provisions”	means Clauses 12 (Confidentiality), 13 (Notices), 15.1 (Variation), 15.9 (Severability), and 16 (Governing Law and Jurisdiction);

“Target Company”	has the meaning ascribed to it in Recital (A);

“Tax” or “Taxation”

means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates, levies (including without limitation social security contributions and any other payroll taxes) and any amounts due in respect of such taxes under any contract, indemnity or other similar arrangement, whenever and wherever imposed (whether imposed by way of a withholding or deduction or otherwise and whether by way of a primary or secondary liability), as well as all interest, fines and penalties relating to Tax;

“Tax Authority”	means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration, collection, or administration and collection of Taxation or enforcement of any Law in relation to Taxation;

“USD” or “US$”	means United States dollars, the lawful currency of the United States of America.

1.2.	References to statutes and other legislation include re-enactments and amendments thereof and include any subordinate legislation made under any such statute.

1.3.	References to documents include amendments, variations, modifications, and replacements thereof and supplements thereto.

1.4.	References to the “Schedules”, “Clauses” and “Recitals” are to be construed as references to the schedules, clauses, and recitals of this Agreement. Any reference to a subclause or a paragraph is to a subclause or paragraph of the clause in which such reference appears.

1.5.	References to a “person” include any individual, corporation, company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality) and references to a “company” include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6.	References to a party include its permitted assigns and transferees and its successors in title.

1.7.	The words “written” and “in writing” include any means of visible reproduction.

1.8.	Unless the context otherwise requires, words (including words defined herein) denoting the singular number only shall include the plural and vice versa, words importing any gender include every gender.

1.9.	The headings to the Clauses hereof shall not be deemed to be part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

1.10.	References to “day”, “month” or “year” is a reference to a day, month or year respectively in the Gregorian calendar.

1.11.	Any reference to a time of the day is to be construed as Singapore and Hong Kong time unless otherwise stated.

1.12.	Where an act is required to be done within a specified number of days after or from a specified date, the period is inclusive of and begins to run from the date so specified and if the last day of the period is not a Business Day, then the period shall include the next following Business Day.

2.	SHARE SALE AND PURCHASE

2.1.	Subject to the terms and conditions contained in this Agreement, the Sellers, as the legal and beneficial owner of the Sale Shares agrees to sell to the Purchaser, and the Purchaser agree to purchase from the Sellers the Sale Shares free from all Encumbrances and with all rights attached or accruing thereto on and from the Completion Date.

Name of Seller	Number of Shares held by the Seller as at the date of this Agreement	Number of Sale Shares
Joseph Thomas Van Heeswijk	1,633	[333]
Shaun Amah Gozo-Hill	1,633	[333]
Wong Wan Ping Mario	1,634	[334]
Total	4,900	[1,000]

3.	CONDITIONS PRECEDENT

Conditions Precedent

3.1.	Notwithstanding anything contained herein to the contrary, Completion (the Parties’ obligations to complete the sale and purchase of the Sale Shares and to satisfy the Consideration hereunder is conditional upon the matters set out) are subject to the satisfaction of the conditions set forth below (the “Conditions Precedent”):

(a)	Representations and Warranties: The Purchaser’s Warranties and the Sellers’ Warranties being true, accurate, complete and not misleading on the date of this Agreement, and remain true, accurate, complete and not misleading as of the Completion Date.

(b)	No Breach: There has been no breach of any covenant or undertaking made by the Sellers (including without limitation those provided in Clause 9 hereof) under this Agreement between the date of this Agreement up to the Completion Date.

(c)	No Governmental Order: No Authorities has formulated, issued, implemented or passed any applicable Laws or order which will render illegal or impractical, or otherwise restrict or prohibit, the sale and purchase of the Sale Shares and all other transactions contemplated under this Agreement or a Party’s entry into this Agreement.

(d)	Obtainment of Approvals: All Approvals for:

(i)	the sale and purchase of the Sale Shares and its Completion; and

(ii)	the completion of all other transactions contemplated under this Agreement,

have been obtained (including any Approvals by any Authorities), and where any such Approval is subject to conditions, such conditions being acceptable to the Purchaser or the Sellers (as the case may be), and if such conditions are required to be fulfilled before Completion, such conditions being fulfilled before Completion, and such Approvals remaining in full force and effect as at Completion Date.

(e)	No Litigation: There being no present, pending or threatened claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration by any party (including but not limited to any court, administrative body or Authority) against the Target Company.

3.2.	Subject to applicable Laws, the Purchaser or the Sellers (as the case may be) may in its/their sole and absolute discretion:

(a)	waive (in whole or in part) any or all of the Conditions Precedent; or

(b)	in relation to any Conditions Precedent not fulfilled by the Completion Date, require the Conditions Precedent to be fulfilled within one (1) month from the Completion Date.

Satisfaction by Long Stop Date

3.3.	The Sellers shall:

(a)	do all acts and things including executing such documents and providing such information as is reasonably necessary for the fulfilment of the Conditions Precedent;

(b)	use its best endeavours to procure the expeditious fulfilment of the Conditions Precedent by the Long Stop Date, and notify the Purchaser in writing as soon as the Sellers are aware of the fulfilment of a Condition Precedent or that a Condition Precedent has become incapable of fulfilment (and the reasons for this); and

(c)	provide the Purchaser with documents and information reasonably required by the Purchaser as evidence of the fulfilment of each Condition Precedent and shall ensure that the documents and information so provided is true, accurate and complete in all respects.

3.4.	If any of the Conditions Precedent are not fulfilled or waived by the Purchaser or the Sellers (as the case may be) in writing by the Long Stop Date, this Agreement shall ipso facto cease and determine, the rights and obligations of each Party under this Agreement shall cease immediately and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise, except that such termination will not affect a Party’s rights and obligations accrued as of the termination or under the Surviving Provisions, or any claim by any Party against the other arising out of any antecedent breach of this Agreement.

4.	CONSIDERATION

4.1.	The consideration for the Sale Shares (“Consideration”) shall be US$1,200,000, payable by the Purchaser to the respective Sellers as follows.

Name of Seller	Consideration
Joseph Thomas Van Heeswijk	US$400,000
Shaun Amah Gozo-Hill	US$400,000
Wong Wan Ping Mario	US$400,000

4.2.	At Completion and signing of the Agreement, the Purchaser shall pay 50% of the Consideration by telegraphic transfer credited for same day value to the relevant bank account(s) of the respective Sellers as listed below, and in such case, a SWIFT MT103 or equivalent irrevocable payment instruction provided shall be sufficient evidence of any such payment; or in such other manner as may be agreed in writing between the Parties.

Name of Seller	Bank Account
Joseph Thomas Van Heeswijk	Account [***]
Bank [***]
Address [***]

SWIFT Code BBMEAEADXXX
Shaun Amah Gozo- Hill	Account # [***]
Bank [***]
Address [***]

Wong Mario Wan Ping	Account Number: [***] Bank name: [***] Bank address: [***] Bank code: [***] SWIFT: [***]

The remaining 50% will be paid within 30 days after the Completion and signing of the Agreement.

5.	COMPLETION

Completion Date

5.1.	Completion shall take place on the Completion Date at such time and place as may be mutually agreed between the Parties.

Completion Obligations

5.2.	On Completion, the Sellers shall deliver or cause to be delivered to the Purchaser the following:

(a)	if not earlier provided to the satisfaction of the Purchaser, evidence of fulfilment of the Conditions Precedent (unless waived by the Purchaser (as the case may be));

(b)	the respective duly completed and signed instruments of transfer in respect of the Sale Shares together with the original share certificate(s) (and if applicable, such other documents required to be attached for the purposes of assessment and/or payment of any duties or otherwise in connection with the transfer of the Sale Shares) to enable the Sale Shares to be transferred to the Purchaser effectively;

(c)	duly executed waivers, consents and other documents as may be required to give good title to the Sale Shares and to enable the Purchaser to become the registered holder thereof;

(d)	a certified copy of the resolution of the Board and/or the shareholders of the Target Company approving:

(i)	the transfer of the Sale Shares from the Sellers to the Purchaser subject to relevant duties being paid by the Purchaser, if required;

(ii)	approving the cancellation of the old share certificate(s) in respect of the Sale Shares and the issuance of new share certificate(s) in respect of the Sale Shares in favour of the Purchaser;

(iii)	the registration of the Purchaser as the holder of the Sale Shares, and the making of such other entries into the corporate records (including the register of members) of the Target Company and filings with the relevant regulatory authority as may be necessary;

(iv)	approving the appointment of such persons as the Purchaser may nominate as directors of the Target Company with effect from and including the Completion Date.

5.3.	Against compliance with the provisions of Clause 5.2, the Purchaser shall:

(a)	deliver or cause to be delivered to a certified copy of the resolution of the Board and/or the shareholders of the Purchaser approving the entry into this Agreement and for the transactions contemplated herein;

(b)	pay the Consideration in accordance to terms as set out in Clause 4.

5.4.	The Parties shall execute and deliver all documents, and shall take such further actions, as may be required by the other Party, in order effectively to convey, transfer, vest, and record title to the Sale Shares in the Purchaser, upon the terms and conditions specified herein.

5.5.	The Parties hereto hereby agree that the Purchaser shall, in his sole and absolute discretion, be entitled to waive the fulfilment of the condition in Clause 5.2 to the extent permitted by law.

6.	NON-FULFILMENT OF COMPLETION

6.1.	Without prejudice to any other remedies available at Law, in equity, under contract or otherwise, if in any respect any of the provisions of Clause 5 is not fully complied with by any Party (“Defaulting Party”), the Party that is not in default (“Non-Defaulting Party”) may elect to:

(a)	fix a new date for Completion to a date as the Non-Defaulting Party may deem fit, in which case the foregoing provisions of Clause 5 shall apply to Completion as so deferred;

(b)	proceed with Completion, so far as practicable having regard to the non-fulfilment of the obligations under Clauses and 5 and/or defaults which have occurred; or

(c)	terminate this Agreement and neither Party shall have any claim against the other for costs, damages, compensation or otherwise by reason of such termination, without prejudice to any claim by the relevant Party arising from an antecedent breach of the terms thereof.

7.	PURCHASER’S WARRANTIES

7.1.	The Purchaser hereby represents and warrants and undertakes to the Sellers that:

(a)	it has all requisite power and authority to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

(b)	it has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and that this Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms and the execution and delivery of, and the performance by it of its obligations under, this Agreement shall not:

(i)	infringe, or constitute a default under, any instrument, contract, document or agreement to which it is a party or by which it or its assets are bound; and/or

(ii)	result in a breach of any law, rule, regulation, ordinance, order, judgment or decree of or undertaking to any court, government body, statutory authority or regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or securities council) to which it is a party or by which it or its assets are bound, whether in Singapore or elsewhere; and

(c)	each of the warranties under this Clause 7 is in all respects true, accurate, complete and not misleading as at the date of this Agreement and as at the Completion Date.

8.	SELLERS’ WARRANTIES

8.1.	The Sellers hereby represent and warrant and undertake to the Purchaser that the Sellers’ Warranties are in all respects true, accurate, complete and not misleading as at the date of this Agreement and as at the Completion Date.

Reliance upon the Warranties

8.2.	The Sellers acknowledge that the Purchaser has entered into this Agreement on the basis of and in reliance upon (among other things) the Sellers’ Warranties and has been induced by them to enter into this Agreement.

Awareness

8.3.	A reference in this Agreement or in any of the Sellers’ Warranties to “aware” or “knowledge” or any similar expression shall refer to (a) the actual awareness or knowledge of the Sellers, and (b) the awareness or knowledge that the Sellers would have if the Sellers had made all reasonable due and careful enquiries.

Warranties separate

8.4.	Each Sellers’ Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by any provision of this Agreement or another Sellers’ Warranty.

Sellers to disclose before Completion any breach of Warranties

8.5.	The Sellers agree to disclose promptly to the Purchaser in writing upon becoming aware of the same, any matter, event or circumstance (including any omission to act) which may arise or become known to them after the date of this Agreement and before Completion which constitutes a breach of any of the Sellers’ Warranties.

9.	GENERAL UNDERTAKINGS

2022 SPA and 2022 SHA

The Parties undertake that it/he shall comply with any applicable obligations under the 2022 SPA and the 2022 SHA.

Share Buy-Back

9.1.	The Sellers shall procure that the Target Company achieve the following financial targets for:

(a)	the financial year ending [31 March 2026], revenue of at least US$70,000,000 and NPAT of at least US$2,500,000;

(b)	the financial year ending [31 March 2027], revenue of at least US$85,000,000 and NPAT of at least US$3,600,000; and

(c)	the financial year ending [31 March 2028], revenue of at least US$100,000,000 and NPAT of US$5,500,000.

9.2.	In the event that the Target Company:

(a)	is unable to meet the financial targets for the financial year ending 31 March 2026, and subject to applicable laws, the Sellers shall buy-back all the Sale Shares held by the Purchaser (“Buy-Back Shares”), in such a manner as will give the Purchaser not less than Buy-Back Price (i.e. $1,272,000), with respect to the Buy-Back Shares (the “Buy- Back Obligation”).

(b)	is able to meet the financial targets for the financial year ending 31 March 2026, and subject to applicable laws, the Purchaser shall have the option, exercisable at its sole discretion, to require the Sellers to buy-back all the Buy-Back Shares, in such a manner as will give the Purchaser not less than Buy-Back Price, with respect to the Buy-Back Shares (the “Buy-Back Option”).

The Purchaser shall notify the Target Company and the Sellers in writing of its decision to independently exercise the Buy-Back Option within twelve (12) months from the financial year ending 31 March 2026 (the “Buy-Back Notice”). Upon receipt of the Buy- Back Notice from the Purchaser, the respective Sellers shall complete the acquisition of the Buy-Back Shares within [forty-five (45) Business Days] from the date of the Buy- Back Notice; provided that the Target Company shall make all efforts to seek and obtain all applicable Approvals (in relation to such buy-back) within such [forty-five (45) Business Days] period (if applicable).

9.3.	In the event that all the Buy-Back Shares held by the Purchaser cannot be bought back (either pursuant to Buy-Back Obligation or Buy-Back Option, and the Buy-Back Shares held by the Purchaser that may then be legally bought back by the Sellers is lesser than the Buy-Back Shares) by:

(a)	all of the Sellers solely due to operation of applicable laws, then such outstanding remainder of the Buy-Back Shares (“Outstanding Buy-Back Shares”) shall be carried forward and, at the option of the Purchaser, be bought back as soon as the Sellers has legally available funds for, or otherwise becomes legally capable of completing, such buy-back; or

(b)	any one of the Sellers solely due to operation of applicable laws, then Purchaser shall require the other Seller (“Replacement Seller”) to acquire such Outstanding Buy-Back Shares. If there is more than one Replacement Seller, the acquisition of the outstanding Buy-Back Shares shall be made by each of them on a pro-rata basis in accordance with their shareholding percentage or in such proportion as they may agree among themselves.

9.4.	The Sellers acknowledge that this Agreement is in the best interests of the Parties and will support the long-term success and growth of the Target Company. In addition to their obligations under the 2022 SPA and the 2022 SHA, and in their current capacity as directors and key management personnel of the Target Company:

(a)	The Sellers shall be responsible for overseeing the strategic, operational, and financial management of the Target Company, ensuring alignment with the business objectives of the Purchaser’s group companies as well as the achievement of the financial targets in Clause 9.1 and other key performance indicators that the Purchaser may impose on the Sellers from time to time.

(b)	The Sellers shall devote their full time and attention to the Target Company, ensuring stability, growth, and profitability. The Sellers shall not engage in any activity that conflicts with the interests of Purchaser’s group companies.

(c)	The Sellers shall provide regular updates and reports to the Purchaser, including but not limited to financial performance, operational effectiveness, and compliance with strategic objectives. These reports shall be submitted monthly or as otherwise requested by the Purchaser.

(d)	Any resignation, termination, or replacement of the Seller or any key management personnel shall require the prior written approval of the Purchaser. In the event of an unexpected departure, the Purchaser reserves the right to appoint a replacement to ensure business continuity and adherence to the agreed financial targets and key performance indicators.

(e)	Any failure by the Sellers to meet the agreed financial targets and key performance indicators may result in appropriate remedial actions as determined by the Purchaser, including but not limited to:

(i)	Performance-based reviews and restructuring of responsibilities.

(ii)	Replacement of underperforming Sellers with the Purchaser approved leadership.

(iii)	Reduction or forfeiture of any performance-based incentives or equity-linked compensation.

10.	LIABILITY AND INDEMNITY

10.1.	The Sellers shall jointly and severally be liable towards the Purchaser:

(a)	if any of the Sellers’ Warranties are not true and accurate at Signing or at Completion; and

(b)	in the event of a breach of this Agreement by the Sellers (for the avoidance of doubt, other than in respect of the Sellers’ Warranties, including without limitation any breach of Clause 9).

10.2.	Nothing in this Agreement and this Clause 10 shall limit any liability of the Sellers in respect of fraud, dishonesty, wilful concealment or wilful misrepresentation by or on behalf of the Sellers or any of his/her representatives.

10.3.	Without prejudice to any other rights, claims and remedies available to the Purchaser, the Sellers shall fully indemnify the Purchaser on demand against any and all losses which the Purchaser may at any time and from time to time sustain, incur or suffer as a result of or arising out of any breach by the Sellers of any of the Sellers’ Warranties, covenants or other obligations under this Agreement.

11.	TERMINATION

Right of Termination

11.1.	Without prejudice to any other rights of termination under this Agreement, this Agreement may be terminated, at any time prior to the Completion Date:

(a)	by either the Purchaser or the Sellers, if any court of competent jurisdiction or any relevant governmental, administrative, regulatory or supervisory body or authorities, has issued an order, decree or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the transactions contemplated in this Agreement, or has refused to do anything necessary to permit the transactions contemplated in this Agreement, and such order, decree, ruling, other action or refusal shall have become final and non-appealable; or

(b)	by:

(i)	the Purchaser, if the Sellers failed to perform and/or is in breach of any provision of this Agreement or has failed to comply with any of the Sellers’

Warranties on or prior to the Completion Date; or

(ii)	the Sellers, if the Purchaser failed to perform and/or is in breach of any provision of this Agreement or has failed to comply with any of the Purchaser’s Warranties on or prior to the Completion Date, provided that either Sellers or Purchaser (as the case may be) has given notice to the other Party setting out the relevant circumstances and stating an intention to terminate and, if the relevant circumstances continue to exist thirty (30) days from the time such notice is given, the terminating Party may, in his/its absolute discretion, terminate this Agreement by a further notice in writing to the other Party.

Effect of Termination

11.2.	Unless otherwise stated, in the event of termination of this Agreement, this Agreement shall cease to have any force and effect (other than the Surviving Provisions) and no Party shall have any claim against any other Party under this Agreement, except for any claim arising from any breaches by such other Party of this Agreement on or prior to the date of such termination.

12.	CONFIDENTIALITY

12.1.	The Parties hereby agree to keep the negotiations and communications between the Parties in connection with the preparation of this Agreement, any information obtained or provided for the purposes of implementing all the terms and conditions of this Agreement, all other transactions contemplated under this Agreement and the terms and conditions of this Agreement, and any information relating to the Business and operations of the Target Company obtained or provided, including the intellectual property rights of the Target Company (including written information and information provided or obtained orally, visually, electronically or by other means) (“Confidential Information”) strictly confidential and not disclose to any other person any Confidential Information, unless:

(a)	the disclosure is made to a person to whom, in each case, is permitted by this Agreement;

(b)	the disclosure is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into pursuant to this Agreement;

(c)	the disclosure is required by applicable Law or by any stock exchange or governmental, administrative, regulatory or supervisory body or authorities of competent jurisdiction to whose rules the Parties may be subject Provided Always that such Party shall as soon as reasonably practicable inform the other of such necessary disclosure and particularly, give an opportunity to the other to give comment and make reasonable amendments;

(d)	the disclosure is required to vest the full benefit of this Agreement in any Party;

(e)	any Party can reasonably demonstrate that such information is or part of it is, in the public domain through no act or default on the part of the recipient, his/its servants and/or agents, whereupon, to the extent that it is public, this obligation shall cease;

(f)	any of such Confidential Information was previously known or already in the lawful possession of such Party prior to disclosure by any other Party hereto;

(g)	the other Party whose Confidential Information is to be disclosed has given prior written consent for such disclosure; or

(h)	the information is independently developed by the recipient or is lawfully in his/its possession prior to the disclosure to it of the information.

12.2.	The Parties shall take all reasonable steps to minimise the risk of disclosure of Confidential Information, by ensuring that only their employees and directors and professional advisers whose duties will require them to possess such Confidential Information shall have access thereto, and such disclosure shall be made on the strictest instructions that the information shall be confidential.

12.3.	Each of the Parties hereby agree that it shall not use the Confidential Information for any purpose other than in relation to the proper performance of his/its obligations and exercise of his/its rights under this Agreement and the transactions contemplated in this Agreement.

12.4.	This obligation of confidentiality shall continue to apply without limit in point of time, unless otherwise permitted under this Agreement.

13.	NOTICES

13.1.	Any notice or other communication to be given by one Party to another under, or in connection with, this Agreement shall be in writing. It shall be served by electronic mail to the address set out in Clause 13.4 or by delivering it by hand or sending it by pre-paid registered post (air-mail, if international), to the address set out in Clause 13.4 (or as otherwise notified from time to time as notified).

13.2.	A notice so served by electronic mail, hand or pre-paid registered post shall be deemed to have been given:

(a)	in the case of electronic mail, at the time of transmission if transmitted error-free;

(b)	in the case of delivery by hand, when delivered; and

(c)	in the case of pre-paid registered post, (air-mail, if international), five (5) Business Days after it is posted or upon receipt, whichever earlier,

provided that in each case where delivery by electronic mail or by hand or by courier occurs on a day which is not a Business Day or after 5.00 p.m. on a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day. In proving service, it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed, and duly stamped and posted or that the electronic mail has been sent in full properly addressed to the recipient’s electronic mail address and accompanied with a delivery receipt.

13.3.	References to time in this Clause are to local time in the country of the addressee.

13.4.	The addresses and electronic mail addresses of the Parties for the purpose of Clause 13.1 are as follows or to any other address or e-mail address as notified by the Party for the purposes of this Clause:

The Purchaser

Address: 29 Tai Seng Avenue, #02-01, Singapore 534119

Attention:\Sebastian Toke

Email: sebastian@gcl.asia

The Sellers

the address as stated in column 3 of Schedule 1 hereto.

14.	COSTS

14.1.	Each Party shall bear its/his own costs, legal fees and other expenses incurred in the preparation, review, negotiation and execution of this Agreement and the transactions to be entered into as contemplated in this Agreement.

14.2.	Where applicable, any payment made under this Agreement shall be:

(a)	calculated and be made without (and free and clear of any deduction for) set-off or counterclaim;

(b)	paid free and clear of and without deduction or withholding any sums, for or on account of Tax, bank charges, administrative charges or other costs and expenses incurred in respect of any payment.

In the event that any deduction or withholding is required under any applicable laws, it shall be the sole responsibility of the Party making the payment, and the receiving party shall be entitled to receive payments in full without any reduction for withholding tax.

15.	GENERAL

Variation

15.1.	No amendment, supplement, deletion, or replacement of this Agreement (or of any of the documents referred to in this Agreement) howsoever effected, shall be valid unless it is in writing and signed by or on behalf of each of the Parties to it.

Unless expressly agreed, no amendment or supplement to this Agreement shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment or supplement, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so amended or supplemented.

Assignment

15.2.	All rights and obligations under this Agreement are personal to the Parties and no Party shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of his/its rights under this Agreement nor grant, declare, create, or dispose of any right or interest in it without the prior written consent of the other Party.

Waiver

15.3.	No failure to exercise and no delay in exercising on the part of any of the Parties hereto any right, power, privilege, or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by Law.

15.4.	Any waiver by any Party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision hereof.

Entire Agreement

15.5.	This Agreement constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof.

Further Assurance

15.6.	Subject to compliance with applicable Law, the Parties agree to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by applicable Law or as the other Parties may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated thereunder for the purpose of vesting in each Party the full benefit of the assets, rights and benefits to be transferred under this Agreement.

Rights of Third Party

15.7.	The Contracts (Rights of Third Parties) Act 2001 of Singapore shall not under any circumstances apply to this Agreement and any person who is not a party to this Agreement shall have no right whatsoever to enforce this Agreement.

Remedies

15.8.	The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to his/its rights and remedies under general Law.

Severance

15.9.	If any provision of this Agreement is held to be invalid, illegal, or unenforceable, then such provision shall (so far as it is invalid, illegal, or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating, affecting, or prejudicing any of the remaining provisions of this Agreement, which shall continue in full force and effect. Where, however, the provisions of any such applicable Law may be waived, they are hereby waived to the full extent permitted by such Law to enable this Agreement to constitute valid and binding obligations enforceable according to its terms.

Counterparts

15.10.	This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Parties by facsimile or by electronic mail in “portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute one and the same instrument.

15.11.	Any Party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by facsimile or other electronic signature (such as Adobe Sign, Docusign, Hellosign or similar electronic signature systems) by any of the Parties to any other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received. Such signatures executed by way of facsimile or other electronic means (such as Adobe Sign Docusign, Hellosign or similar electronic signature systems) shall be recognised and construed as secure electronic signatures pursuant to the Electronic Transactions Act 2010 of Singapore, and that the Parties accordingly shall deem such signatures to be original signatures for all purposes.

Continuing Effect

15.12.	All provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters already performed.

15.13.	This Agreement shall be binding on and shall inure for the benefit of each Party’s successors and assigns.

Time of Essence

15.14.	Time shall be of the essence of this Agreement, both as regards any time, date or period originally fixed or any time, date or period which may be substituted for them in accordance with this Agreement or by agreement between the Parties.

16.	GOVERNING LAW AND JURISDICTION

Governing Law

16.1.	This Agreement and the relationship between the Parties shall be governed by, construed, and interpreted in accordance with, the laws of Singapore.

Dispute Resolution

16.2.	In the event of any dispute, claim or difference between the Parties arising out of or in connection with this Agreement, such dispute, claim or difference shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) for the time being in force (the “SIAC Rules”) which rules are deemed to be incorporated by reference in this Clause and as may be amended by the rest of this Clause. The arbitration tribunal (“Tribunal”) shall consist of one arbitrator to be appointed in accordance with the SIAC Rules. The seat of the arbitration shall be Singapore. The language of the arbitration proceedings shall be English. Any award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out any award without delay.

(The remainder of this page is intentionally left blank)

(Schedule and signature pages to follow)

SCHEDULE 1: PARTICULARS OF THE SELLERS

Column 1	Column 2	Column 3
Name of Seller	Identification details of the Seller	Addresses of the Seller
Joseph Thomas Van Heeswijk	[***]	[***]
Email: [***]
Shaun Amah Gozo-Hill	[***]	[***]
Email: [***]
Wong Wan Ping Mario	[***]	[***]
Email: [***]

(The remainder of this page is intentionally left blank)

SCHEDULE 2: SELLERS’ WARRANTIES

1.	Capacity and Authority

1.1.	The respective Sellers are able to pay their debts when due and have not been declared (by any Authority) to be insolvent and have not entered into any arrangement or compromise with or for the benefit of any creditors.

1.2.	Neither any of the Sellers nor any part of his assets or undertaking is involved in or subject to any Insolvency Proceedings and has not suffered any insolvency of any kind, nor is it insolvent.

1.3.	There are no unsatisfied judgement(s) outstanding against any of the Sellers.

1.4.	The respective Sellers have full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and that this Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby constitute valid and legally binding obligations, enforceable against the respective Sellers in accordance with their respective terms and the execution and delivery of, and the performance by the respective Sellers of the obligations under this Agreement shall not:

(a)	infringe, or constitute a default under, any instrument, contract, document or agreement to which (i) the respective Sellers are a party or by which the respective Sellers or his assets are bound; (ii) the Target Company is a party or by which the Target Company or its assets are bound (including the constituent documents of the Target Company); and/or

(b)	result in a breach of any applicable Law, applicable to the respective Sellers or by which the respective Sellers or his assets are bound, whether in Singapore or elsewhere.

2.	Share Capital and Sale Shares

2.1.	The Sellers are and will on Completion: (a) be the legal and beneficial owner of the Sale Shares; (b) have good title to the Sale Shares and be entitled and able to transfer legal and beneficial title to such Sale Shares free from all Encumbrances and with the benefit of all rights, benefits and entitlements attaching thereto as at the Completion Date and thereafter (including any dividend or other distribution declared, paid, or made after the signing of this Agreement), to the Purchaser in accordance with the terms of this Agreement.

2.2.	The Sale Shares are, and on Completion shall have been, authorised, validly allotted, and issued shares and fully paid-up and constitute 10% of the issued and paid-up share capital of the Target Company.

2.3.	There are no other classes of shares in the capital of the Target Company except ordinary shares which rank pari passu among themselves.

2.4.	All consents and waivers of pre-emption, if any, for the transfer of the Sale Shares have been obtained or will be obtained by Completion.

2.5.	The Target Company has not repaid, redeemed or repurchased, or allowed to be repaid, redeemed or repurchased, any share capital of the Target Company; and

2.6.	The Target Company has not created, allotted or issued, or allowed to be created, allotted or issued, any share capital of the Target Company or issued any instrument that gives the right to obtain shares in the Target Company.

3.	Corporate information of the Target Company

3.1.	The Target Company validly exists and is a legal entity duly incorporated under the laws of its jurisdiction.

3.2.	The Target Company has all the right, power and authority to conduct the Business.

4.	Tax

4.1.	The Target Company is duly registered for Tax purposes.

4.2.	The Target Company is and has at all times been resident for Tax purposes in the jurisdiction in which it is incorporated and has not been subject to Tax in any jurisdiction other than its country of incorporation by virtue of contractual arrangements, commercial activities or of having a permanent establishment, permanent representative or other taxable presence in such jurisdiction.

4.3.	The Target Company has correctly, duly and accurately, and within the appropriate time limits, made and filed all tax returns it is required to submit. The tax returns that have been filed by or on behalf of the Target Company are true, correct, complete and accurate in all respects.

4.4.	The Target Company has timely paid all Taxes shown as due and payable on the tax returns that have been filed and have not been, liable to pay a penalty, surcharge, fine or interest in connection with Tax.

4.5.	All withholdings, deductions charges and payments relating to Tax as required by the Law of the jurisdiction of incorporation of the Target Company have been properly and timely made and have been duly accounted for and delivered to the Tax Authority and the Target Company has otherwise complied with its legal obligations in respect of such deductions, withholdings, charges and payments including (for the avoidance of doubt) the terms of any agreement reached with the relevant Tax authority in relation to such Tax.

4.6.	The Target Company maintains and has maintained all records in relation to Tax which it is and was required to maintain.

4.7.	The Target Company has complied, and is currently up to date, with all Tax information, disclosures, formalities or any other obligations applicable in the manner established by any applicable Law.

4.8.	The Target Company has not taken any position in a tax return materially contrary to the position taken in tax returns filed prior.

4.9.	The Target Company is not and has not been a party to any transaction or series of transactions which is or forms part of a scheme for the avoidance of Tax.

4.10.	The Target Company has complied with all statutory requirements, orders, provisions, directions or conditions relating to all Taxes (including (for the avoidance of doubt) the terms of any agreement reached with the relevant Tax Authority in relation to goods and services tax).

5.	Litigation, Proceedings and Insolvency

5.1.	The Target Company is not at present engaged whether as plaintiff or defendant or otherwise in any legal action, proceedings or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) or is being prosecuted for any criminal offence and there are no such proceedings or prosecutions pending or threatened.

5.2.	As far as the Sellers are aware, there are no investigations or disciplinary proceedings or inquiries outstanding against Target Company or any person for whose acts or defaults it may be vicariously liable or other circumstances likely to lead to any such claim or legal action, proceedings or arbitration (other than as aforesaid) or prosecution which may involve a potential liability for the Target Company.

5.3.	There is not in force any court injunction, order or directive restraining or restraining the Target Company from carrying on its Business or any part thereof.

5.4.	Neither the Target Company nor their employees or directors are engaged in, subject to or affected by any criminal investigation, nor are there any such investigations threatened or contemplated.

5.5.	No officer, agent, employee or other person acting on behalf of the Target Company is engaged in or subject to any claim, proceeding, litigation, prosecution, arbitration or investigation which could result in liability or loss for the Target Company, no such claim, proceeding, litigation, prosecution, arbitration or investigation is pending or threatened against any such person and there are no circumstances which are likely to give rise to any of the same.

5.6.	No application has been made or petition presented, or resolution passed for the winding-up, judicial management or administration of the Target Company, nor are there any grounds on which any person would be entitled to have the Target Company wound-up or placed under judicial management or administration.

6.	Accounts

6.1.	The Audited Accounts have been prepared:

(a)	in accordance with applicable Law and accounting standards, principles and practices generally accepted in its jurisdiction of incorporation (as the case may be);

(b)	on a basis consistent with that adopted in preparing the corresponding accounts for the preceding three (3) financial years before the Audited Accounts Date.

6.2.	The Audited Accounts give a true and fair view of the assets, liabilities and state of affairs of the Target Company as at the Audited Accounts Date and the profits and losses of the Target Company for the period concerned.

6.3.	As at the Audited Accounts Date, the Audited Accounts:

(a)	make full provision for all actual liabilities;

(b)	disclose all contingent liabilities; and

(c)	make provision reasonably regarded as adequate for all bad and doubtful debts.

6.4.	The Management Accounts:

(a)	have been prepared on a basis consistent with the standards, principles and practices adopted in preparing the Audited Accounts;

(b)	reasonably reflect the financial affairs of the Target Company at the date to which they have been prepared and its results for the period covered by the Management Accounts; and

(c)	are not inaccurate or misleading in any material respect.

6.5.	No material changes have occurred in the liabilities shown in the Management Accounts from the Audited Accounts Date, and there has been no reduction in the value of the net tangible assets of the Target Company on the basis of the valuations adopted for the Audited Accounts.

6.6.	The Target Company has carried out all material transactions in accordance with Law. No such transaction constituted a transaction not being at arm’s length or an unlawful distribution or unlawful financial assistance by or to the Target Company or a transaction not in the interest of the Target Company.

7.	Borrowings and Credit Facilities

7.1.	Except as set out in the Audited Accounts or the Management Accounts, the Target Company does not have any liabilities in the nature of loan capital or borrowings or in respect of debentures or negotiable instruments other than cheques drawn in the ordinary course of business on the bank account as disclosed in the Audited Accounts or the Management Accounts.

7.2.	There are no contingent liabilities other than the contingent liabilities disclosed or provided for in the Audited Accounts.

7.3.	There are no liabilities save for liabilities incurred in the ordinary and usual course of business since the Audited Accounts Date.

7.4.	The Target Company is in compliance with all such terms of the borrowings or financial facilities (outstanding or available to the Target Company, including loans, derivatives and hedging arrangements), and as far as the Sellers are aware (i) there are no circumstances or event has occurred or been alleged to have occurred which would constitute an event of default or would lead to security under such borrowings or financial facilities becoming enforceable with the giving of notice or lapse of time or both; and/or (ii) there are no circumstances whereby the continuation of any such borrowings or financial facilities might be prejudiced or affected as a result of the transactions effected by this Agreement.

7.5.	The amounts borrowed by the Target Company do not exceed any limitation on its borrowings contained in its constituent documents or in any agreement or instrument binding upon it.

7.6.	The Target Company is not a party to or has any liability (including any contingent liability) under any guarantee, indemnity, letter of comfort or other agreement or arrangement to secure, or otherwise incur financial or other obligations with respect to, an obligation of a third party other than disclosed in the Audited Accounts.

7.7.	As far as the Sellers are aware, no circumstances have arisen which could now (or which could with the giving of notice or lapse of time or both) entitle a provider of finance to the Target Company (other than on a normal overdraft facility) to call in the whole or any part of the monies advanced or to enforce his/her security, and no provider of finance to the Target Company on overdraft facility has demanded repayment or indicated that the existing facility will be withdrawn or reduced or not renewed or that any terms thereof will be altered to the disadvantage of the Target Company.

7.8.	The Target Company has sufficient working capital for its Business and for the purpose of performing in accordance with their terms all orders, projects and obligations which have been placed with or undertaken by the Target Company.

8.	Dividends

All dividends or distributions declared, made or paid by the Target Company have been declared, made or paid in accordance with its constituent documents, all applicable legislation and any agreements or arrangements made with any third party regulating the payment of dividends and distributions.

9.	Assets

9.1.	The Target Company owns, leases or is otherwise entitled to use all assets required to conduct the Business presently conducted by the Target Company.

9.2.	The property and assets owned or leased by the Target Company comprise all the property and assets necessary for the carrying on of the Business of the Target Company in the manner in, and to the extent to, which it is presently conducted.

9.3.	The Target Company has good and marketable title to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests in, all of its assets, free and clear of any Encumbrances.

9.4.	The Target Company has not been a party to any transaction, pursuant to, or as a result of, which any material asset required to conduct its Business or right owned or purportedly owned by the Target Company is, or may become, liable to be transferred or re-transferred to any person other than the Target Company, except if such transaction is in the ordinary course of business in relation to the Business activities of the Target Company.

9.5.	All inventories of the Business are owned and controlled by the Target Company.

10.	Related Party Transactions

For the purposes of this Paragraph 10:

“Related Party Transactions” means all contracts, arrangements and transactions (other than this Agreement and the transactions contemplated under this Agreement) which is currently valid and in the process, between the Target Company, on the one hand, and any of the Sellers or directors and officers of the Target Company and their respective affiliates (excluding the the director nominated by the Purchaser), on the other hand.

10.1.	All Related Party Transactions are disclosed in the Audited Accounts or the Management Accounts.

10.2.	Each such Related Party Transaction is on terms and conditions as favourable to the Target Company as would have been obtainable by it at the time in a comparable arm’s-length transaction with an unrelated party.

11.	Legal compliance

For the purposes of this Paragraph 11:

“Key Permits” means all Approvals that are required by the Target Company to conduct its Business in compliance with Law.

11.1.	The Target Company has at all times in all respects complied with all applicable Laws.

11.2.	All Key Permits have been obtained, are in force and are being complied with in all respects.

11.3.	The Target Company is conducting the Business activities in full compliance with Law and the Key Permits and its conditions.

11.4.	There are no facts or circumstances which would be likely to give rise to any of the Key Permits being suspended, cancelled, revoked, or not renewed. Neither the execution nor the performance of this Agreement will in itself cause any such Key Permits to be withdrawn or modified.

11.5.	The Target Company has at all times engaged third party service providers that have obtained and complied with all licences, permits, consents, authorisations, certificates and registrations required to conduct their business in compliance with Law.

12.	Employees and terms of employment

For the purposes of this Paragraph 12:

“Employee” means all the employee of the Target Company, and “Employees” shall be construed accordingly.

12.1.	No individual other than the Employees is entitled to validly claim the existence of an employment contract with the Target Company.

12.2.	The Target Company is not involved in any strike or trade dispute or any dispute or negotiation regarding a claim with a trade union or other body representing Employees or former employees of the Target Company.

12.3.	There are no material complaints, charges or claims against the Target Company pending or, threatened that could be brought or filed, with any Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of, employment of or failure to employ, any employee.

12.4.	All bonuses or similar incentives to the Employees have been fully accrued for in the Audited Accounts.

12.5.	The execution of this Agreement and the consummation of the transactions contemplated under this Agreement will not:

(a)	result in any payment to, or any commitment to make a payment to, any director or Employee;

(b)	increase any benefit otherwise payable to such persons or Employees; and/or

(c)	result in the acceleration of the time of payment or vesting of any benefits payable to such persons or Employees.

12.6.	All deductions, contributions and payments required to be made by the Target Company in relation to the remuneration of its employees or under any pension schemes to any relevant competent Authority have been so made in full and on a timely basis.

12.7.	With respect to the Target Company’s current and former employees, the Target Company has:

(a)	maintained adequate and suitable records; and

(b)	complied with all applicable Laws and terms and conditions of employment.

13.	Intellectual property, ownership, authorised use

For the purposes of this Paragraph 13:

“Intellectual Property” means trademarks, service marks, trade names, domain names, logos, patents, design rights, copyrights, database rights and all other similar rights in any part of the world, including know-how, and where those rights are obtained or enhanced by registration, any registration of those rights and applications and rights to apply for those registrations.

“Owned Intellectual Property” means the Intellectual Property owned by, licensed to, or otherwise used by the Target Company or the Business.

13.1.	The Owned Intellectual Property is:

(a)	(or where appropriate in the case of pending applications, will upon registration be) legally owned by, licensed to or used under the authority of the owner by the Target Company;

(b)	owned by the Target Company, is not being infringed or opposed by any person; and

(c)	owned by the Target Company and is not licensed to a third party.

13.2.	No written notice or claim by any person has been received by the Target Company or the Business indicating that the Owned Intellectual Property has not been adequately protected to preserve the secrecy, confidentiality or value thereof.

13.3.	The right of the Target Company to make use of and/or exploit the Owned Intellectual Property will not be affected by the execution or performance of this Agreement.

13.4.	Apart from the Owned Intellectual Property, there are no other Intellectual Property which is used in connection with or are otherwise necessary or desirable for the carrying on of the Business of the Target Company in the manner in and to the extent to which it is presently conducted.

13.5.	There has been no infringement by any third party of any Owned Intellectual Property nor any third party breach of confidence in relation to the Owned Intellectual Property and no such infringement or breach of confidence is anticipated.

13.6.	The processes employed by the Target Company do not infringe any rights in Intellectual Property of any third party which if successfully enforced would have a material effect on the Target Company.

13.7.	No person is infringing, misappropriating or violating any Intellectual Property that is material to and used by the Target Company in its ordinary course of business, and the Target Company has not received any written notice (i) alleging that the Target Company has violated any Intellectual Property of any other person and (ii) seeking any damages or other remedies, that has had or would reasonably be expected to have, individually or in the aggregate, a material effect to the Business.

13.8.	The Target Company has taken all steps open to it to preserve its relevant Intellectual Property Rights.

13.9.	All the Intellectual Property which has been used or is intended to be used in or in connection with the Business of the Target Company, both now and prior to the Completion Date will not, does not and did not:

(a)	use or embody any rights or interests of third parties’ Intellectual Property;

(b)	infringe any rights or interests of any third parties’ Intellectual Property; and/or

(c)	give rise to any obligation to pay any royalty, fee, compensation or any other sum whatsoever, and the Target Company has not received any claims of infringement of any such rights or interests by any third party.

14.	Information technology

For the purposes of this Paragraph 14:

“Software” means computer software, whether in source or in object code, including but not limited to systems software, operational software, application software, interfaces and/or firmware, and all updates, upgrades and/or new versions thereto.

14.1.	The Software is either owned by, or validly licensed, leased or provided to the Target Company and there are no circumstances in which the ownership, benefit, or right to use the Software may be affected by the execution or performance of this Agreement.

14.2.	The Target Company owns or has valid licences or other rights, the absence of which would have a material effect on the Target Company, to use the Software it uses for the Business, and such licences are in full force and effect and have been complied with in all material respects.

14.3.	The Target Company has taken reasonable precautions to (i) ensure the security of the Software and the confidentiality and integrity of all material data stored in them, (ii) prevent the Software from being affected by any computer virus, ransomware or similar harmful code and (iii) back-up electronically stored records, data and information used on a separate server and have disaster recovery arrangements in relation to the Software in place.

15.	Data Privacy

For the purposes of this Paragraph 15, “Personal Data” means any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties

15.1.	In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any Personal Data, the Target Company is and has been in compliance in all material respects with all applicable laws or regulations relating to the data protection, including the collection, disclosure, use, storage, transfer or processing of Personal Data, personally identifiable data, or privacy, in any jurisdiction in which the Target Company operates, the Target Company’s privacy policies and the requirements of any contract or codes of conduct to which the Target Company is a party.

15.2.	The Target Company has commercially reasonable physical, technical, organisational and administrative security measures and policies in place to protect all Personal Data collected by it or on its behalf from and against unauthorised access, use and/or disclosure.

15.3.	The Target Company is and has been in compliance with all laws relating to data loss, theft and breach of security notification obligations.

16.	Contracts

For the purposes of this Paragraph 16:

“Business Contracts” means all contracts in relation to the Business to which the Target Company is a party.

16.1.	All Business Contracts are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect and have been complied with in all material respects by the Target Company and all other parties to these agreements.

16.2.	There are no grounds for rescission, avoidance or repudiation of any Business Contract and the Target Company has not received and/or given any notice of termination and/or of intention to terminate.

16.3.	No agreement entered into by the Target Company:

(d)	includes a change of control provision or similar provision under which this Agreement or the transactions contemplated under this Agreement gives rise to a right for the counterparty of the Target Company, to terminate or amend the terms of the relevant agreement, or relieves the counterparty of any obligation under the relevant agreement;

(e)	provides for any receivables owing to the Target Company to be sold or discounted on a non-recourse basis;

(f)	contains a non-compete or most favourite nation provision limiting the Target Company;

(g)	is not in the ordinary course of business or is not on arm’s length terms;

(h)	is or is likely to be, loss making; and/or

(i)	is not capable, in accordance with its terms, of being performed in full.

16.4.	The transactions contemplated under this Agreement will not result in a breach of or give any person other than the Target Company a right to terminate any agreement to which the Target Company is a party.

IN WITNESS WHEREOF the parties have hereunto set their hands on the date stated at beginning of this Agreement.

THE PURCHASER

Signed by	)	/s/ Choo See Wee
Choo See Wee	)
for and on behalf of	)
GCL GLOBAL PTE. LTD.	)
in the presence of:	)

Witness Name:		/s/ Catherine Choo
NRIC/Passport No.: [***]		Catherine Choo

THE SELLERS

Signed by	)	/s/ JOSEPH THOMAS VAN HEESWIJK
JOSEPH THOMAS VAN HEESWIJK	)
in the presence of:	)
)

Witness Name:		/s/ Mario
NRIC/Passport No.: [***]		Mario

Signed by	)	/s/ SHAUN AMAH GOZO-HILL
SHAUN AMAH GOZO-HILL	)
in the presence of:	)
)

Witness Name:		/s/ Joseph
NRIC/Passport No.: [***]		Joseph

Signed by	)
WONG WAN PING MARIO	)	/s/ WONG WAN PING MARIO
in the presence of:	)
)

Witness Name:		/s/ Shaun
NRIC/Passport No.: [***]		Shaun